EXHIBIT 99.1
Unrivaled Brands Appoints CEO as Chairman of the Board and COO as Director

SANTA ANA, Calif., July 13, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations throughout California, announced today the appointment of its Chief Executive Officer, Sabas Carrillo, who has served as a director on the Company’s Board of Directors (the “Board”) since December 2022, as the Chairman of the Board. Concurrently, the Company also announced the appointment of its Chief Operating Officer, James Miller, as a director on the Board. This marks a significant milestone in the transition to a completely new executive team, which began in August 2022.

“Jim brings a wealth of financial acumen and diverse operational expertise from his roles in the entertainment, technology, e-commerce, and cannabis sectors. His track record, including senior positions at Walt Disney Company, Viacom, 3PL Central LLC, and MedMen Enterprises Inc., where his responsibilities spanned financial reporting, internal controls, and operational departments, from inception, initial public offering and subsequent growth stages, will be pivotal to our ongoing restructuring plan,” stated Unrivaled’s CEO, Sabas Carrillo.

Sabas concluded with the following, “We will continue to build a Board that is composed of a dynamic group of leaders with a deep understanding of current market trends and cannabis industry complexities. Our team, the backbone of this organization, has risen to every challenge. I have immense gratitude for their resilience and dedication and am humbly proud of what we have accomplished together.”

Despite meaningful progress, significant risk factors previously disclosed in public disclosures including remaining litigation, completing settlement documents related to stayed litigation, substantial debt still outstanding, and unfavorable market and regulatory conditions remain; any of which have the potential to derail our progress.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

EXHIBIT 99.1
Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Risks include the risk that the Company and the sellers may not ever enter into definitive documents contemplated by the term sheet discussed above and, therefore, the Company may not settle the amounts owed to the sellers on the terms described above or at all. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791